As filed with the Securities and Exchange Commission on April 14, 2006

Registration No. 333-120661

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
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Blount International, Inc.	Delaware	63-0780521
Blount, Inc.	Delaware	63-0593908

(Exact name of each Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3480
(Primary Standard Industrial
Classification Code Number)
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4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive office)
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Richard H. Irving, III, Esq.
Senior Vice President, General Counsel and Secretary
4909 SE International Way
Portland, Oregon 97222-4679
(503) 653-8881
(Name, address, including zip code, and telephone number, including area code, of agent for service)
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Copy to:

Ronald Cami, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No. 1 to Form S-3 Registration Statement under the Securities Act of 1933 relates to the Form S-3 Registration Statement under the Securities Act of 1933 filed on November 22, 2004, File No. 333-120661 (the “Registration Statement”). The undersigned Registrants hereby remove from registration all securities registered pursuant to the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in Portland, Oregon, on April 14, 2006.

BLOUNT INTERNATIONAL, INC.
By:
/s/ Calvin E. Jenness Name: Calvin E. Jenness Title: Senior Vice President and Chief Financial Officer

BLOUNT, INC.
By:
/s/ Calvin E. Jenness Name: Calvin E. Jenness Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* James S. Osterman	Chairman and Chief Executive Officer and Director, Blount International, Inc. and Blount, Inc. (principal executive officer)	April 14, 2006
/s/ Calvin E. Jenness Calvin E. Jenness	Senior Vice President and Chief Financial Officer, Blount International, Inc. and Blount, Inc. (principal financial officer and principal accounting officer)	April 14, 2006
* Eliot M. Fried	Lead Director, Blount International, Inc. and Blount, Inc.	April 14, 2006
* R. Eugene Cartledge	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006

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Signature	Title	Date
/s/ Joshua L. Collins Joshua L. Collins	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006
* Thomas J. Fruechtel	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006
* E. Daniel James	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006
/s/ Robert D. Kennedy Robert D. Kennedy	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006
* Harold E. Layman	Director, Blount International, Inc. and Blount, Inc.	April 14, 2006

* By:
/s/ Calvin E. Jenness Name: Calvin E. Jenness Title: Attorney-in-Fact

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